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                                                                    EXHIBIT 23.2
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement of CardioTech International, Inc. on Form S-8 of our report, dated March 18, 1996, except as to the information presented in the second paragraph of Note E for which the date is May 9, 1996, on our audits of the consolidated financial statements of CardioTech International, Inc. as of March 31, 1995 and 1994, and for the years ended March 31, 1995, 1994 and 1993, which report is included in the Registration Statement on Form 10/A (File No. 0-28034) incorporated by reference into this Registration Statement.

s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts
June 12, 1996